Exhibit 99.01

MEDIA CONTACT:	INVESTOR CONTACT:
Kristen Batch	Nate Pollack
Symantec Corp.	Symantec Corp.
650-527-5152	650-527-7906
Kristen_Batch@symantec.com	Nate_Pollack@symantec.com

SYMANTEC REPORTS SECOND QUARTER FISCAL YEAR 2018 RESULTS

Financial Q2 Highlights
•	Q2 GAAP revenue $1.240 billion, up 27% year over year; non-GAAP revenue $1.276 billion, up 26% year over year
•	Strong Enterprise business activity from market-leading Integrated Cyber Defense platform; double digit year-over-year deferred revenue growth excluding impact from divestiture
•	Consumer Digital Safety revenue exceeds expectations, driven by strong retention and growth in average revenue per user
•	Completed previously announced cost reduction and synergy programs ahead of schedule

Operational Q2 Highlights
•
Continued focus on innovation with the introduction of Symantec Endpoint Security for the Cloud Generation, offering advanced capabilities in deception technology, mobile threat defense and Endpoint Detection and Response (EDR)

•	Continue to lead industry in cyber threat research
•	Robust demand for secure web gateway, with refresh underway
•	Rapid growth in Enterprise cloud security offerings
•	Record LifeLock enrollments; strong start to cross-sell of LifeLock into Norton customer base
•	Completed sale of Website Security and related PKI solutions to DigiCert

MOUNTAIN VIEW, Calif. – November 1, 2017 – Symantec Corp. (NASDAQ: SYMC) today reported its second quarter fiscal year 2018 results, ended September 29, 2017.

Greg Clark, Symantec CEO said, “As large-scale, sophisticated attacks during the quarter underscored the importance of cyber security, more organizations and individuals entrusted their protection to Symantec’s Integrated Cyber Defense Platform and Consumer Digital Safety solutions. In particular, our Consumer business exceeded our expectations due to heightened demand for a single trusted partner to help protect their digital lives.”

“Our focus on execution is working. We’ve successfully returned our Consumer Digital Safety segment to growth, our Enterprise segment had strong business activity with substantial year-over-year deferred revenue growth and we completed our cost reduction commitments ahead of schedule.”

To help readers understand our past financial performance and our future results, we supplement the financial results that we provide in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures. The method we use to produce non-GAAP results is not computed according to GAAP and may differ from the methods used by other companies. Additional information regarding our non-GAAP definition is provided below.

Results for the Second Quarter of Fiscal Year 2018

	Q2 FY18	Q2 FY17	Y/Y Change
GAAP
Revenue	$1,240M	$979M	27%
Operating Margin	(0.7%)	(1.2%)	50 bps
EPS (Diluted)	$(0.02)	$(0.23)	$0.21
Non-GAAP
Revenue	$1,276M	$1,015M	26%
Operating Margin	34.1%	29.2%	490 bps
EPS (Diluted)	$0.40	$0.30	$0.10

2018 Guidance

	GAAP	Non-GAAP
Third Quarter 2018
Revenue	$1,227M – $1,257M	$1,250M – $1,280M
Operating Margin	(3%) – (2%)	36% – 37%
EPS	N/A	$0.42 - $0.46
Fiscal 2018
Revenue	$4,877M – $4,977M	$5,000M – $5,100M
Operating Margin	1% – 2%	35% – 36%
EPS	N/A	$1.66 – $1.76

As we completed the sale of our Website Security and related PKI solutions to DigiCert on October 31, 2017, the related revenues and expenses for the month of October are included in our guidance.  Revenues from these products were $203 million and $214 million in the first six months of FY18 and FY17, respectively. Due to the impact of the sale on our GAAP operating results for Q3 FY18, and the lack of information available to estimate the resulting net gain and income (loss) from our equity ownership, we are unable to provide GAAP EPS guidance for Q3 or the full year of fiscal 2018 at this time.

Symantec's Board of Directors has declared a quarterly cash dividend of $0.075 per common share to be paid on December 13, 2017, to all shareholders of record as of the close of business on November 20, 2017.

Conference Call
Symantec has scheduled a conference call for 4:30 p.m. ET / 1:30 p.m. PT today to discuss its second quarter fiscal 2018 results, ended September 29, 2017 and to review guidance. Interested parties may access the conference call on the Internet at http://www.symantec.com/invest. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. For telephone access to the conference, call (877) 475-6198 within the United States or (970) 297-2372 from outside the United States. Please call 15 minutes early on November 1 and give the operator conference ID number 98698099.

A replay and our prepared remarks will be available on the investor relations home page shortly after the call is completed.

About Symantec

Symantec Corporation (NASDAQ: SYMC), the world’s leading cyber security company, helps organizations, governments and people secure their most important data wherever it lives. Organizations across the world look to Symantec for strategic, integrated solutions to defend against sophisticated attacks across endpoints, cloud and infrastructure. Likewise, a global community of more than 50 million people and families rely on Symantec’s Norton and LifeLock product suites to protect their digital lives at home and across their devices. Symantec operates one of the world’s largest civilian cyber intelligence networks, allowing it to see and protect against the most advanced threats. For additional information, please visit www.symantec.com or connect with us on Facebook, Twitter, and LinkedIn.

NOTE TO EDITORS: If you would like additional information on Symantec Corporation and its products, please visit the Symantec News Room at http://www.symantec.com/news. All prices noted are in U.S. dollars and are valid only in the United States.

Symantec, the Symantec logo and the Checkmark logo are trademarks or registered trademarks of Symantec Corporation or its affiliates in the U.S. and other countries. Other names may be trademarks of their respective owners.

Forward-Looking Statements: This press release contains statements which may be considered forward-looking within the meaning of the U.S. federal securities laws, including the information contained under the caption “2018 Guidance” and the statements regarding Symantec’s other projected financial and business results, including demand for its products and services, Symantec’s enhanced capabilities and the impact of the Website Security and PKI solutions divestiture. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include those related to: the divestiture of our web security and PKI solutions and risks related thereto; the retention of employees of acquired companies and the ability of Symantec to successfully integrate acquired companies and to achieve expected benefits; general economic conditions; fluctuations and volatility in Symantec’s stock price; the ability of Symantec to successfully execute strategic plans; the ability to maintain customer and partner relationships; anticipated growth of certain market segments; our sales pipeline and business strategy; fluctuations in tax rates and currency exchange rates; the impact related to our future adoption of the new revenue and other accounting standards; the timing and market acceptance of new product releases and upgrades; and the successful development of new products and integration of acquired businesses, and the degree to which these products and businesses gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this press release. Symantec assumes no obligation, and does not intend, to update these forward-looking statements as a result of future events or developments. Additional information concerning these and other risk factors is contained in the Risk Factors sections of Symantec’s Form 10-K for the fiscal year ended March 31, 2017.

USE OF NON-GAAP FINANCIAL INFORMATION: Our results of operations have undergone significant change due to the impact of purchase accounting on revenue and cost of revenue, certain acquisition, divestiture and integration costs, discontinued operations, stock-based compensation, restructuring and transition matters, charges related to the amortization of intangible assets, non-cash interest expense and amortization of debt issuance costs and certain other income and expense items that management considers unrelated to the Company’s core operations. To help our readers understand our past financial performance and our future results, we supplement the financial results that we provide in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial results. The method we use to produce non-GAAP results is not computed according to GAAP and may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management team uses these non-GAAP financial measures in assessing Symantec’s operating results, as well as when planning, forecasting and analyzing future periods. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to the comparable GAAP results, which is attached to our quarterly earnings release and which can be found, along with other financial information, on the investor relations page of our website at: http://www.symantec.com/invest.

SYMANTEC CORPORATION
Condensed Consolidated Balance Sheets
(In millions, unaudited)

	September 29, 2017	March 31, 2017 (1)
ASSETS
Current assets:
Cash and cash equivalents	$1,826	$4,247
Short-term investments	200	9
Accounts receivable, net	514	649
Assets held for sale	746	-
Other current assets	401	419
Total current assets	3,687	5,324
Property and equipment, net	868	937
Intangible assets, net	2,847	3,004
Goodwill	8,301	8,627
Equity investments	159	158
Other long-term assets	134	124
Total assets	$15,996	$18,174
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$187	$180
Accrued compensation and benefits	193	272
Current portion of long-term debt	130	1,310
Deferred revenue	2,041	2,353
Income taxes payable	36	30
Liabilities held for sale	303	-
Other current liabilities	397	477
Total current liabilities	3,287	4,622
Long-term debt	6,079	6,876
Long-term deferred revenue	473	434
Deferred income tax liabilities	2,239	2,401
Long-term income taxes payable	280	251
Other long-term obligations	103	103
Total liabilities	12,461	14,687
Total stockholders' equity	3,535	3,487
Total liabilities and stockholders' equity	$15,996	$18,174

(1) Derived from audited consolidated financial statements.

SYMANTEC CORPORATION
Condensed Consolidated Statements of Operations
(In millions, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	September 29,	September 30,	September 29,	September 30,
	2017	2016	2017	2016

Net revenues	$1,240	$979	$2,415	$1,863
Cost of revenues	262	210	519	359
Gross profit	978	769	1,896	1,504

Operating expenses:
Sales and marketing	434	338	867	629
Research and development	241	200	474	370
General and administrative	160	145	309	229
Amortization of intangible assets	55	34	114	48
Restructuring, transition and other	97	64	185	134
Total operating expenses	987	781	1,949	1,410
Operating income (loss)	(9)	(12)	(53)	94

Interest income	5	4	11	9
Interest expense	(57)	(52)	(141)	(79)
Other income (expense), net	(8)	10	(20)	23
Income (loss) from continuing operations before income taxes	(69)	(50)	(203)	47
Income tax expense (benefit)	(53)	19	(77)	50
Loss from continuing operations	(16)	(69)	(126)	(3)
Income (loss) from discontinued operations, net of income taxes	4	(75)	(19)	(6)
Net loss	$(12)	$(144)	$(145)	$(9)

Income (loss) per share – basic and diluted:
Continuing operations	$(0.03)	$(0.11)	$(0.21)	$0.00
Discontinued operations	$0.01	$(0.12)	$(0.03)	$(0.01)
Net loss per share – basic and diluted	$(0.02)	$(0.23)	$(0.24)	$(0.01)

Weighted-average shares outstanding – basic and diluted	615	620	612	617

Cash dividends declared per common share	$0.075	$0.075	$0.15	$0.15

SYMANTEC CORPORATION
Condensed Consolidated Statements of Cash Flows
(In millions, unaudited)

	Six Months Ended
	September 29, 2017	September 30, 2016
OPERATING ACTIVITIES:
Net loss	$(145)	$(9)
Loss from discontinued operations, net of income taxes	19	6
Adjustments to continuing operating activities:
Depreciation and amortization, including debt issuance costs and discounts	361	205
Stock-based compensation expense	323	134
Deferred income taxes	(189)	49
Other	19	31
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	115	225
Accounts payable	20	(66)
Accrued compensation and benefits	(75)	(35)
Deferred revenue	(27)	(213)
Income taxes	(5)	(841)
Other assets	26	6
Other liabilities	(21)	(51)
Net cash provided by (used in) continuing operating activities	421	(559)
Net cash used in discontinued operating activities	(31)	(153)
Net cash provided by (used in) operating activities	390	(712)
INVESTING ACTIVITIES:
Additions to property and equipment	(72)	(39)
Payments for acquisitions, net of cash acquired	(361)	(4,533)
Purchases of short-term investments	(201)	-
Proceeds from maturities and sale of short-term investments	-	31
Other	-	7
Net cash used in investing activities	(634)	(4,534)
FINANCING ACTIVITIES:
Repayments of debt and other obligations	(2,010)	(17)
Proceeds from issuance of debt, net of issuance costs	-	4,999
Net proceeds from sales of common stock under employee stock benefit plans	74	49
Tax payments related to restricted stock units	(83)	(34)
Dividends and dividend equivalents paid	(114)	(120)
Payment for dissenting shareholder settlement	(68)	-
Other	-	10
Net cash provided by (used in) financing activities	(2,201)	4,887
Effect of exchange rate fluctuations on cash and cash equivalents	34	(14)
Change in cash and cash equivalents	(2,411)	(373)
Cash held for sale (1)	(10)	-
Beginning cash and cash equivalents	4,247	5,983
Ending cash and cash equivalents	$1,826	$5,610

(1) The impact of assets and liabilities reclassified as held for sale during the period was not considered in the changes in operating assets and liabilities within cash flows from operating activities.

SYMANTEC CORPORATION
Reconciliation of Selected GAAP Measures to Non-GAAP Measures (1)
(Dollars in millions, except per share data, unaudited)

			Year-Over-Year
	Three Months Ended		Growth Rate
	September 29,	September 30,			Constant
	2017	2016	Actual		Currency (3)

Net revenues (GAAP)	$1,240	$979	27%
Deferred revenue fair value adjustment (2)	36	36
Net revenues (Non-GAAP)	$1,276	$1,015	26%
Foreign exchange impact (3)	(4)	-
Net revenues in constant currency (Non-GAAP)	$1,272	$1,015			25%

Operating loss (GAAP)	$(9)	$(12)	(25%)
Deferred revenue fair value adjustment (2)	36	36
Inventory fair value adjustment	-	11
Stock-based compensation	176	85
Amortization of intangible assets	116	69
Restructuring, transition and other	97	64
Acquisition and integration costs	19	43
Operating income (non-GAAP)	$435	$296	47%
Foreign exchange impact (3)	2	-

Operating income in constant currency (Non-GAAP)	$437	$296			48%
Operating margin (GAAP)	(0.7%)	(1.2%)	50	bps
Operating margin (Non-GAAP)	34.1%	29.2%	490	bps

Operating margin in constant currency (Non-GAAP)	34.4%	29.2%			520	bps
Net loss (GAAP)	$(12)	$(144)	(92%)
Adjustments to loss from continuing operations:
Deferred revenue fair value adjustment (2)	36	36
Inventory fair value adjustment	-	11
Stock-based compensation	176	85
Amortization of intangible assets	116	69
Restructuring, transition and other	97	64
Acquisition and integration costs	19	43
Non-cash interest expense and amortization of debt issuance costs	5	12
Income tax effects and adjustments	(165)	(59)
Total adjustments to loss from continuing operations	$284	$261
Net income (loss) adjustment from discontinued operations	(4)	75
Net income (Non-GAAP)	$268	$192	40%

Diluted income (loss) per share:
Loss per share from continuing operations (GAAP)	$(0.03)	$(0.11)
Adjustments to loss from continuing operations	0.43	0.41
Income per share from continuing operations (Non-GAAP)	0.40	0.30
Income (loss) per share from discontinued operations (GAAP)	$0.01	$(0.12)
Adjustments to income (loss) from discontinued operations	(0.01)	0.12
Income (loss) per share from discontinued operations (Non-GAAP)	-	-
Diluted net loss per share (GAAP)	$(0.02)	$(0.23)
Diluted net income per share (Non-GAAP)	0.40	0.30
Diluted weighted-average shares outstanding (GAAP)	615	620
Diluted weighted-average shares outstanding (Non-GAAP) (4)	666	644

(1) This presentation includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, please see Appendix A.

(2) The adjustment for the three months ended September 29, 2017 and September 30, 2016 relates to the Blue Coat and LifeLock deferred revenue fair value adjustments as a result of purchase accounting. For further information please see Appendix A.

(3) Management refers to growth rates in constant currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. Non-GAAP constant currency revenues and operating income (loss) are calculated by translating current quarter revenues and operating income (loss), respectively, using prior period exchange rates. Constant currency growth (expressed as a percentage) is calculated by determining the increase in the current quarter non-GAAP constant currency revenues and operating income (loss) over prior period revenues and operating margins.

(4) Diluted GAAP and non-GAAP weighted-average shares outstanding are the same except in periods that there is a GAAP loss from continuing operations. In accordance with authoritative accounting guidance, we do not present dilution for GAAP in periods in which there is a loss from continuing operations. However, if there is non-GAAP net income, we present dilution for non-GAAP weighted-average shares outstanding in an amount equal to the dilution that would have been presented had there been GAAP income from continuing operations for the period.

SYMANTEC CORPORATION
Guidance and Reconciliation of GAAP to Non-GAAP Revenue and Operating Income (1)
(Dollars in millions, except per share data, unaudited)

Third Quarter Fiscal Year 2018
	Three Months Ending December 29, 2017
Revenue Guidance	Range
GAAP revenue range	$1,227	-	$1,257
Add back:
Deferred revenue fair value adjustment		$23
Non-GAAP revenue range	$1,250	-	$1,280

	Three Months Ending December 29, 2017
Operating Margin Guidance and Reconciliation	Range
GAAP operating margin	(3%)	-	(2%)
Add back:
Deferred revenue fair value adjustment		1%
Stock-based compensation		13%
Amortization of intangible assets		9%
Other non-GAAP adjustments		16%
Non-GAAP operating margin	36%	-	37%

Fiscal Year 2018
	Year Ending March 30, 2018
Revenue Guidance	Range
GAAP revenue range	$4,877	-	$4,977
Add back:
Deferred revenue fair value adjustment		$123
Non-GAAP revenue range	$5,000	-	$5,100

	Year Ending March 30, 2018
Operating Margin Guidance and Reconciliation	Range
GAAP operating margin	1%	-	2%
Add back:
Deferred revenue fair value adjustment		2%
Stock-based compensation		13%
Amortization of intangible assets		9%
Other non-GAAP adjustments		10%
Non-GAAP operating margin	35%	-	36%

(1) This presentation includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP.  For a detailed explanation of these non-GAAP measures, please see Appendix A.

SYMANTEC CORPORATION
Explanation of Non-GAAP Measures and Other Items
Appendix A

Objective of non-GAAP measures:  We believe our presentation of non-GAAP financial measures, when taken together with corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance for the reasons discussed below. Our management team uses these non-GAAP financial measures in assessing our operating results, as well as when planning, forecasting and analyzing future periods. We believe that these non-GAAP financial measures also facilitate comparisons of our performance to prior periods and that investors benefit from an understanding of the non-GAAP financial measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP.
Discontinued operations:  In August 2015, we entered into a definitive agreement to sell the assets of our information management business (“Veritas”) to Carlyle. The transaction closed on January 29, 2016. The results of Veritas are presented as discontinued operations in our Consolidated Statements of Operations and thus have been excluded from non-GAAP net income and segment results for all reported periods.
Net revenues:  Our non-GAAP net revenues eliminates the impact of the Blue Coat and LifeLock deferred revenue purchase accounting adjustments required by U.S. GAAP. U.S. GAAP requires an adjustment to the liability for acquired deferred revenue such that the liability approximates how much we, the acquirer, would have to pay a third party to assume the liability. We believe that eliminating the impact of this adjustment improves the comparability of revenues between periods. Also, although the adjustment amounts will never be recognized in our U.S. GAAP financial statements, we do not expect the acquisitions to affect the future renewal rates of revenues excluded by the adjustments. In addition, our management uses non-GAAP net revenues, excluding the impact of purchase accounting adjustments to assess our operating performance and overall revenue trends. Nevertheless, non-GAAP net revenues has limitations as an analytical tool and should not be considered in isolation or as a substitute for U.S. GAAP net revenues. Additionally, other companies in our industry may not calculate these measures in the same manner which may limit their usefulness for comparative purposes.
Inventory fair value adjustment:  Purchase accounting requires us to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. These non-GAAP adjustments to our cost of revenues in fiscal 2017 exclude the expected profit margin component that is recorded under purchase accounting associated with our acquisition of Blue Coat. We believe the adjustments are useful to investors as an additional means to reflect cost of revenues and gross margin trends of our business.
Stock-based compensation:  This consists of expenses for employee stock options, restricted stock units, performance based awards and our employee stock purchase plan determined in accordance with the authoritative guidance on stock-based compensation.  When evaluating the performance of our individual business units and developing short- and long-term strategic plans, we do not consider stock-based compensation charges. Our management team is held accountable for cash-based compensation, but not for stock-based compensation expenses as we believe that management is limited in its ability to project the impact of stock-based compensation would have on our operating results. In addition, for comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of our core business and to facilitate the comparison of our results to the results of our peer companies. The following table sets forth our stock-based compensation expenses for the reported periods:
	Three Months Ended
	September 29,	September 30,
	2017	2016
Cost of revenue	$9	$5
Sales and marketing	50	24
Research and development	53	24
General and administrative	64	32
Total stock-based compensation	$176	$85

Amortization of intangible assets:  When conducting internal development of intangible assets, accounting rules require that we expense the costs as incurred.  In the case of acquired businesses, however, we are required to allocate a portion of the purchase price to the accounting value assigned to intangible assets acquired and amortize this amount over the estimated useful lives of the acquired intangible assets. The acquired company, in most cases, has itself previously expensed the costs incurred to develop the acquired intangible assets, and the purchase price allocated to these assets is not necessarily reflective of the cost we would incur in developing the intangible asset. We eliminate these amortization charges from our non-GAAP operating results to provide better comparability of pre- and post-acquisition operating results and comparability to results of businesses utilizing internally developed intangible assets.
Acquisition and integration costs:  These represent the transaction and integration costs associated with the Blue Coat and LifeLock acquisitions that are charged to expense for GAAP purposes. These costs include all incremental expenses incurred to effect these business combinations. Acquisition costs include advisory, legal, accounting, valuation, and other professional or consulting fees. We exclude the transaction and integration expenses from our non-GAAP results as they are related to acquisitions and thus have no direct correlation to the operation of our business, and because we believe that the non-GAAP financial measures excluding these costs provide meaningful supplemental information regarding our operational performance. In addition, excluding these costs from the non-GAAP measures facilitates comparisons to our historical operating results.
Restructuring, transition and other:  We have engaged in various restructuring activities over the past several years which have resulted in severance, facilities and other exit and disposal costs, including asset write-offs.  We have also engaged in various transition and other activities which resulted in related costs primarily consisting of consulting charges associated with the implementation of new enterprise resource planning systems and costs to automate business processes, as well as costs associated with our divestitures of product lines. Each restructuring, transition, and other activity has been a discrete event based on a unique set of business objectives or circumstances, each has differed from the others in terms of its operational implementation, business impact and scope, and the amount of these charges has varied significantly from period to period.  We believe that it is important to understand the impact of these activities and that investors benefit from the presentation of non-GAAP financial measures excluding these charges to facilitate a more meaningful evaluation of our current operating performance and comparisons to our past operating performance.
Non-cash interest expense and amortization of debt issuance costs: In accordance with GAAP, we separately account for the value of the conversion feature on our convertible notes as a debt discount, which is amortized in a manner that reflects our debt borrowing rates. Additionally, we amortize debt issuance costs over the term of the related debt. We exclude the difference between the imputed interest expense, which includes the amortization of the conversion feature and of the issuance costs, and the coupon interest expense, because we believe that excluding these costs provides meaningful supplemental information regarding operational performance, along with enhancing investors’ ability to view the Company’s results from management’s perspective. In addition, we believe excluding these costs from the non-GAAP measures facilitates comparisons to our historical operating results.

SYMANTEC CORPORATION
Explanation of Non-GAAP Measures and Other Items
Appendix A (continued)

Income tax effects and adjustments:  Our non-GAAP tax rate for fiscal year 2017 and the first two quarters of fiscal 2018 was 28.7% and 29.5%, respectively. We use a projected long-term non-GAAP tax rate in order to provide better consistency across the interim financial reporting periods by eliminating the effects of stock based compensation, amortization of intangible assets and restructuring, and transition and other related charges. The long-term projected non-GAAP tax rate also reflects the elimination of the effects of certain discontinued operations and unique GAAP reporting requirements under discontinued operations as a result of the sale of Veritas. This long-term tax rate could be subject to change for a variety of reasons, such as significant changes in the geographic earnings mix due to acquisition and divestiture activities or fundamental tax law changes in major jurisdictions where we operate. We evaluate and assess the appropriateness of this rate annually, giving due consideration to the impacts of significant events and structural changes in the Company.
Diluted GAAP and non-GAAP weighted-average shares outstanding:  Diluted GAAP and non-GAAP weighted-average shares outstanding are the same except in periods that there is a GAAP loss from continuing operations. In accordance with authoritative accounting guidance, we do not present dilution for GAAP in periods in which there is a loss from continuing operations. However, if there is non-GAAP net income, we present dilution for non-GAAP weighted-average shares outstanding in an amount equal to the dilution that would have been presented had there been GAAP income from continuing operations for the period.